Exhibit 10.31

GUARANTY

        THIS GUARANTY (this “Guaranty”), dated as of October 15, 2004, is made by StorageTek Holding Corporation, a Nevada corporation (the “Guarantor”), in favor of the Lenders party to the Credit Agreement referred to below and Bank of America, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) and L/C Issuer.

         Storage Technology Corporation, a Delaware corporation (the “Company”), the Lenders from time to time party thereto (each a “Lender” and, collectively, the “Lenders”), the L/C Issuer and the Administrative Agent are parties to a Credit Agreement dated as of October 15, 2004 (as amended, modified, renewed or extended from time to time, the “Credit Agreement”).

        It is a condition precedent to the Borrowings and issuances of Letters of Credit under the Credit Agreement that the Guarantor guarantee the indebtedness and other obligations of the Company to the Guaranteed Parties under or in connection with the Credit Agreement as set forth herein. The Guarantor, as a Subsidiary of the Company, will derive substantial direct and indirect benefits from the making of the Loans to, and issuances of Letters of Credit for the account of, the Company pursuant to the Credit Agreement (which benefits are hereby acknowledged by the Guarantor).

         Accordingly, to induce the Administrative Agent, the L/C Issuer and the Lenders to enter into the Credit Agreement, and in consideration thereof, the Guarantor hereby agrees as follows:

         SECTION 1  Definitions; Interpretation.

         (a)      Terms Defined in Credit Agreement. All capitalized terms used in this Guaranty (including in the recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

         (b)      Certain Defined Terms. As used in this Guaranty (including in the recitals hereof), the following terms shall have the following meanings:

         “Bankruptcy Code” means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. §101, et seq.).

         “Guaranteed Obligations” has the meaning set forth in Section 2.

         “Guaranteed Parties” means the Administrative Agent, the Lenders and the L/C Issuer.

         “Guarantor Documents” means this Guaranty and all other certificates, documents, agreements and instruments delivered by the Guarantor to any Guaranteed Party under or in connection with this Guaranty and the Loan Documents.

         “Insolvency Proceeding” means, with respect to any Person, (a) any case, action or proceeding with respect to such Person before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in either case undertaken under Debtor Relief Laws.

         “Solvent” means, as to any Person at any time, that (a) the fair value of the property of such Person is greater than the amount of such Person’s liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(32) of the Bankruptcy Code and, in the alternative, for purposes of applicable state law; (b) the present fair saleable value of the property of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person is able to realize upon its property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute unreasonably small capital.

         “Subordinated Debt” has the meaning set forth in Section 7.

         (c)      Interpretation. The rules of interpretation set forth in Sections 1.02 to 1.05 of the Credit Agreement shall be applicable to this Guaranty and are incorporated herein by this reference.

         SECTION 2  Guaranty.

         (a)      Guaranty. The Guarantor hereby unconditionally and irrevocably guarantees to the Guaranteed Parties, and their respective successors, endorsees, transferees and assigns, the full and prompt payment when due (whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise) and performance of the indebtedness, liabilities and other monetary obligations of the Company to the Guaranteed Parties under or in connection with the Credit Agreement, the Notes and the other Loan Documents, including all unpaid principal of the Loans, all amounts owing in respect of the L/C Obligations, all interest accrued thereon, all fees due under the Credit Agreement and all other amounts payable by the Company to the Guaranteed Parties thereunder or in connection therewith. The terms “indebtedness,” “liabilities” and “obligations” are used herein in their most comprehensive sense and include any and all advances, debts, obligations and liabilities, now existing or hereafter arising, whether voluntary or involuntary and whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and whether recovery upon such indebtedness, liabilities and obligations may be or hereafter become unenforceable or shall be an allowed or disallowed claim under any Debtor Relief Law, and including interest that accrues after the commencement by or against the Company or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding. The foregoing indebtedness, liabilities and other obligations of the Company, and all other indebtedness, liabilities and obligations to be paid or performed by the Guarantor in connection with this Guaranty (including any and all amounts due under Section 15), shall hereinafter be collectively referred to as the “Guaranteed Obligations.”

         (b)      Limitation of Guaranty. To the extent that any court of competent jurisdiction shall impose by final judgment under applicable law (including the applicable state law and §§544 and 548 of the Bankruptcy Code) any limitations on the amount of the Guarantor’s liability with respect to the Guaranteed Obligations which any Guaranteed Party can enforce under this Guaranty, the Guaranteed Parties by their acceptance hereof accept such limitation on the amount of the Guarantor’s liability hereunder to the extent needed to make this Guaranty and the Guarantor Documents fully enforceable and nonavoidable.

         SECTION 3  Liability of Guarantor. The liability of the Guarantor under this Guaranty shall be irrevocable, absolute, independent and unconditional, and shall not be affected by any circumstance which might constitute a discharge of a surety or guarantor other than the indefeasible payment and performance in full of all Guaranteed Obligations. In furtherance of the foregoing and without limiting the generality thereof, the Guarantor agrees as follows:

         (i)      the Guarantor’s liability hereunder shall be the immediate, direct, and primary obligation of the Guarantor and shall not be contingent upon any Guaranteed Party’s exercise or enforcement of any remedy it may have against the Company or any other Person, or against any collateral;

         (ii)      this Guaranty is a guaranty of payment when due and not merely of collectibility;

         (iii)      the Guaranteed Parties may enforce this Guaranty upon the occurrence and during the continuance of an Event of Default notwithstanding the existence of any dispute between any of the Guaranteed Parties and the Company with respect to the existence of such Event of Default;

         (iv)      the Guarantor’s payment of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge the Guarantor’s liability for any portion of the Guaranteed Obligations remaining unsatisfied; and

         (v)      the Guarantor’s liability with respect to the Guaranteed Obligations shall remain in full force and effect without regard to, and shall not be impaired or affected by, nor shall the Guarantor be exonerated or discharged by, any of the following events:

(A) any Insolvency Proceeding with respect to the Company, any other guarantor or any other Person;

              (B)      any limitation, discharge, or cessation of the liability of the Company, any other guarantor or any other Person for any Guaranteed Obligations due to any statute, regulation or rule of law, or any invalidity or unenforceability in whole or in part of any of the Guaranteed Obligations or the Loan Documents;

              (C)      any merger, acquisition, consolidation or change in structure of the Company, the Guarantor or any other guarantor or Person, or any sale, lease, transfer or other disposition of any or all of the assets or shares of the Company, the Guarantor, any other guarantor or other Person;

              (D)      any assignment or other transfer, in whole or in part, of any Guaranteed Party’s interests in and rights under this Guaranty or the other Loan Documents, including any Guaranteed Party’s right to receive payment of the Guaranteed Obligations, or any assignment or other transfer, in whole or in part, of any Guaranteed Party’s interests in and to any collateral;

              (E)      any claim, defense, counterclaim or setoff, other than that of prior payment or performance, that the Company, the Guarantor, any other guarantor or other Person may have or assert, including any defense of incapacity or lack of corporate or other authority to execute any of the Loan Documents;

              (F)      any Guaranteed Party’s amendment, modification, renewal, extension, cancellation or surrender of any Loan Document, any Guaranteed Obligations, or any collateral, or any Guaranteed Party’s exchange, release, or waiver of any collateral;

              (G)      any Guaranteed Party’s exercise or nonexercise of any power, right or remedy with respect to any collateral, including any Guaranteed Party’s compromise, release, settlement or waiver with or of the Company, any other guarantor or any other Person;

(H) any Guaranteed Party’s vote, claim, distribution, election, acceptance, action or inaction in any Insolvency Proceeding related to the Guaranteed Obligations;

(I) any impairment or invalidity of any collateral securing any of the Guaranteed Obligations or any failure to perfect any of the Liens of the Guaranteed Parties thereon or therein; and

              (J)      any other guaranty, whether by the Guarantor or any other Person, of all or any part of the Guaranteed Obligations or any other indebtedness, obligations or liabilities of the Company to any Guaranteed Party.

         SECTION 4   Consents of Guarantor. The Guarantor hereby unconditionally consents and agrees that, without notice to or further assent from the Guarantor:

         (i)      the principal amount of the Guaranteed Obligations may be increased or decreased and additional Obligations of the Company under the Loan Documents may be incurred, by one or more amendments, modifications, renewals or extensions of any Loan Document or otherwise;

         (ii)      the time, manner, place or terms of any payment under any Loan Document may be extended or changed, including by an increase or decrease in the interest rate on any Guaranteed Obligation or any fee or other amount payable under such Loan Document, by an amendment, modification or renewal of any Loan Document or otherwise;

         (iii)      the time for the Company’s (or any other Person’s) performance of or compliance with any term, covenant or agreement on its part to be performed or observed under any Loan Document may be extended, or such performance or compliance waived, or failure in or departure from such performance or compliance consented to, all in such manner and upon such terms as the Guaranteed Parties may deem proper;

         (iv)      any Guaranteed Party may discharge or release, in whole or in part, any other guarantor or any other Person liable for the payment and performance of all or any part of the Guaranteed Obligations, and may permit or consent to any such action or any result of such action, and shall not be obligated to demand or enforce payment upon any collateral, nor shall any Guaranteed Party be liable to the Guarantor for any failure to collect or enforce payment or performance of the Guaranteed Obligations from any Person or to realize on any collateral therefor;

         (v)      the Guaranteed Parties may take and hold security (legal or equitable) of any kind, at any time, as collateral for the Guaranteed Obligations, and may, from time to time, in whole or in part, exchange, sell, surrender, release, subordinate, modify, waive, rescind, compromise or extend such security and may permit or consent to any such action or the result of any such action, and may apply such security and direct the order or manner of sale thereof;

         (vi)      the Guaranteed Parties may request and accept other guaranties of the Guaranteed Obligations and any other indebtedness, obligations or liabilities of the Company to any Guaranteed Party and may, from time to time, in whole or in part, surrender, release, subordinate, modify, waive, rescind, compromise or extend any such guaranty and may permit or consent to any such action or the result of any such action; and

         (vii)      the Guaranteed Parties may exercise, or waive or otherwise refrain from exercising, any other right, remedy, power or privilege (including the right to accelerate the maturity of any Loan and any power of sale) granted by any Loan Document or other security document or agreement, or otherwise available to any Guaranteed Party, with respect to the Guaranteed Obligations or any collateral, even if the exercise of such right, remedy, power or privilege affects or eliminates any right of subrogation or any other right of the Guarantor against the Company;

all as the Guaranteed Parties may deem advisable, and all without impairing, abridging, releasing or affecting this Guaranty.

         SECTION 5  Guarantor Waivers.

         (a)      Certain Waivers. The Guarantor waives and agrees not to assert:

              (i)      any right to require any Guaranteed Party to marshal assets in favor of the Company, the Guarantor, any other guarantor or any other Person, to proceed against the Company, any other guarantor or any other Person, to proceed against or exhaust any collateral, to give notice of the terms, time and place of any public or private sale of personal property security constituting collateral for the Guaranteed Obligations or comply with any other provisions of §9611 of the New York UCC (or any equivalent provision of any other applicable law) or to pursue any other right, remedy, power or privilege of any Guaranteed Party whatsoever;

              (ii)      the defense of the statute of limitations in any action hereunder or for the collection or performance of the Guaranteed Obligations;

              (iii)      any defense arising by reason of any lack of corporate or other authority or any other defense of the Company, the Guarantor or any other Person;

              (iv)      any defense based upon any Guaranteed Party’s errors or omissions in the administration of the Guaranteed Obligations;

              (v)      any rights to set-offs and counterclaims;

              (vi)      any defense based upon an election of remedies (including, if available, an election to proceed by nonjudicial foreclosure) which destroys or impairs the subrogation rights of the Guarantor or the right of the Guarantor to proceed against the Company or any other obligor of the Guaranteed Obligations for reimbursement; and

              (vii)      without limiting the generality of the foregoing, to the fullest extent permitted by law, any defenses or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties, or which may conflict with the terms of this Guaranty, other than the payment in full in cash or cash equivalents of the Guaranteed Obligations.

         (b)      Additional Waivers. The Guarantor waives any and all notice of the acceptance of this Guaranty, and any and all notice of the creation, renewal, modification, extension or accrual of the Guaranteed Obligations, or the reliance by the Guaranteed Parties upon this Guaranty, or the exercise of any right, power or privilege hereunder. The Guaranteed Obligations shall conclusively be deemed to have been created, contracted, incurred and permitted to exist in reliance upon this Guaranty. The Guarantor waives promptness, diligence, presentment, protest, demand for payment, notice of default, dishonor or nonpayment and all other notices to or upon the Company, the Guarantor or any other Person with respect to the Guaranteed Obligations (except notices to the Guarantor specifically required pursuant to the terms of any Guarantor Document).

         (c)      Independent Obligations. The obligations of the Guarantor hereunder are independent of and separate from the obligations of the Company and any other guarantor and upon the occurrence and during the continuance of any Event of Default, a separate action or actions may be brought against the Guarantor, whether or not the Company or any such other guarantor is joined therein or a separate action or actions are brought against the Company or any such other guarantor.

         (d)      Financial Condition of Company. The Guarantor shall not have any right to require any Guaranteed Party to obtain or disclose any information with respect to: (i) the financial condition or character of the Company or the ability of the Company to pay and perform the Guaranteed Obligations; (ii) the Guaranteed Obligations; (iii) any collateral; (iv) the existence or nonexistence of any other guarantees of all or any part of the Guaranteed Obligations; (v) any action or inaction on the part of any Guaranteed Party or any other Person; or (vi) any other matter, fact or occurrence whatsoever.

         SECTION 6   Subrogation. Until the Guaranteed Obligations shall be satisfied in full and the Commitments shall be terminated, the Guarantor shall not have, and the Guarantor shall not directly or indirectly exercise, (i) any rights that it may acquire by way of subrogation under this Guaranty, by any payment hereunder or otherwise, (ii) any rights of contribution, indemnification, reimbursement or similar suretyship claims arising out of this Guaranty or (iii) any other right which it might otherwise have or acquire (in any way whatsoever) which could entitle it at any time to share or participate in any right, remedy or security of any Guaranteed Party as against the Company or other guarantors, whether in connection with this Guaranty, any of the other Loan Documents or otherwise. If any amount shall be paid to the Guarantor on account of the foregoing rights at any time when all the Guaranteed Obligations shall not have been paid in full, such amount shall be held in trust for the benefit of the Guaranteed Parties and shall forthwith be paid to the Administrative Agent to be credited and applied to the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of the Loan Documents.

         SECTION 7   Subordination.

         (a)      Subordination to Payment of Guaranteed Obligations. All payments on account of all indebtedness, liabilities and other obligations of the Company to the Guarantor, whether created under, arising out of or in connection with any documents or instruments evidencing any credit extensions to the Company or otherwise, including all principal on any such credit extensions, all interest accrued thereon, all fees and all other amounts payable by the Company to the Guarantor in connection therewith, whether now existing or hereafter arising, and whether due or to become due, absolute or contingent, liquidated or unliquidated, determined or undetermined (the “Subordinated Debt”) shall be subject, subordinate and junior in right of payment and exercise of remedies, to the extent and in the manner set forth herein, to the prior payment in full in cash or cash equivalents of the Guaranteed Obligations.

         (b)      No Payments. As long as any of the Guaranteed Obligations shall remain outstanding and unpaid, the Guarantor shall not accept or receive any payment or distribution by or on behalf of the Company, directly or indirectly, of assets of the Company of any kind or character, whether in cash, property or securities, including on account of the purchase, redemption or other acquisition of Subordinated Debt, as a result of any collection, sale or other disposition of collateral, or by setoff, exchange or in any other manner, for or on account of the Subordinated Debt (“Subordinated Debt Payments”), except that if no Event of Default exists, the Guarantor shall be entitled to accept and receive regularly scheduled payments and other payments on the Subordinated Debt, in accordance with the terms of the documents and instruments governing the Subordinated Debt, and other Subordinated Debt Payments in respect of Subordinated Debt not evidenced by documents or instruments, in each case to the extent not prohibited under the Credit Agreement. During the existence of an Event of Default (or if any Event of Default would exist immediately after the making of a Subordinated Debt Payment), and until such Event of Default is cured or waived, the Guarantor shall not make, accept or receive any Subordinated Debt Payment. In the event that, notwithstanding the provisions of this Section 7, any Subordinated Debt Payments shall be received in contravention of this Section 7 by the Guarantor before all Guaranteed Obligations are paid in full in cash or cash equivalents, such Subordinated Debt Payments shall be held in trust for the benefit of the Guaranteed Parties and shall be paid over or delivered to the Administrative Agent for application to the payment in full in cash or cash equivalents of all Guaranteed Obligations remaining unpaid to the extent necessary to give effect to this Section 7, after giving effect to any concurrent payments or distributions to any Guaranteed Party in respect of the Guaranteed Obligations.

         (c)      Subordination of Remedies. As long as any Guaranteed Obligations shall remain outstanding and unpaid, the Guarantor shall not, without the prior written consent of the Administrative Agent:

              (i)      accelerate, make demand or otherwise make due and payable prior to the original stated maturity thereof any Subordinated Debt or bring suit or institute any other actions or proceedings to enforce its rights or interests under or in respect of the Subordinated Debt;

              (ii)      exercise any rights under or with respect to (A) any guaranties of the Subordinated Debt, or (B) any collateral held by it, including causing or compelling the pledge or delivery of any collateral, any attachment of, levy upon, execution against, foreclosure upon or the taking of other action against or institution of other proceedings with respect to any collateral held by it, notifying any account debtors of the Company or asserting any claim or interest in any insurance with respect to any collateral, or attempt to do any of the foregoing;

              (iii)      exercise any rights to set-offs and counterclaims in respect of any indebtedness, liabilities or obligations of the Guarantor to the Company against any of the Subordinated Debt; or

              (iv)      commence, or cause to be commenced, or join with any creditor other than any Guaranteed Party in commencing, any Insolvency Proceeding.

         (d)      Subordination Upon Any Distribution of Assets of the Company. In the event of any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, upon any Insolvency Proceeding with respect to or involving the Company, (i) all amounts owing on account of the Guaranteed Obligations, including all interest accrued thereon at the contract rate both before and after the initiation of any such proceeding, whether or not an allowed claim in any such proceeding, shall first be paid in full in cash or cash equivalents before any Subordinated Debt Payment is made; and (ii) to the extent permitted by applicable law, any Subordinated Debt Payment to which the Guarantor would be entitled except for the provisions hereof, shall be paid or delivered by the trustee in bankruptcy, receiver, assignee for the benefit of creditors or other liquidating agent making such payment or distribution directly to the Administrative Agent (on behalf of the other Guaranteed Parties) for application to the payment of the Guaranteed Obligations in accordance with clause (i), after giving effect to any concurrent payment or distribution or provision therefor to any Guaranteed Party in respect of such Guaranteed Obligations.

         (e)      Authorization to Administrative Agent. If, while any Subordinated Debt is outstanding, any Insolvency Proceeding is commenced by or against the Company or its property:

              (i)      the Administrative Agent, when so instructed by the Required Lenders, is hereby irrevocably authorized and empowered (in the name of the Guaranteed Parties or in the name of the Guarantor or otherwise), but shall have no obligation, to demand, sue for, collect and receive every payment or distribution in respect of the Subordinated Debt and give acquittance therefor and to file claims and proofs of claim and take such other action (including voting the Subordinated Debt) as it may deem necessary or advisable for the exercise or enforcement of any of the rights or interests of the Guaranteed Parties; and

              (ii)      the Guarantor shall promptly take such action as the Administrative Agent (on instruction from the Required Lenders) may reasonably request (A) to collect the Subordinated Debt for the account of the Guaranteed Parties and to file appropriate claims or proofs of claim in respect of the Subordinated Debt, (B) to execute and deliver to the Administrative Agent, such powers of attorney, assignments and other instruments as it may request to enable it to enforce any and all claims with respect to the Subordinated Debt, and (C) to collect and receive any and all Subordinated Debt Payments.

         SECTION 8  Continuing Guaranty, Reinstatement.

         (a)      Continuing Guaranty. This Guaranty is a continuing guaranty and agreement of subordination relating to any Guaranteed Obligations, including Guaranteed Obligations which may exist continuously or which may arise from time to time under successive transactions, and the Guarantor expressly acknowledges that this Guaranty shall remain in full force and effect notwithstanding that there may be periods in which no Guaranteed Obligations exist. This Guaranty shall continue in effect and be binding upon the Guarantor until termination of the Commitments and payment and performance in full of the Guaranteed Obligations.

         (b)      Reinstatement. This Guaranty shall continue to be effective or shall be reinstated and revived, as the case may be, if, for any reason, any payment of the Guaranteed Obligations by or on behalf of the Company (or receipt of any proceeds of collateral) shall be rescinded, invalidated, declared to be fraudulent or preferential, set aside, voided or otherwise required to be repaid to the Company, its estate, trustee, receiver or any other Person (including under any Debtor Relief Laws or other state or federal law), or must otherwise be restored by the Administrative Agent or any Lender, whether as a result of proceedings under any Debtor Relief Laws or otherwise. To the extent any payment is so rescinded, set aside, voided or otherwise repaid or restored, the Guaranteed Obligations shall be revived in full force and effect without reduction or discharge for such payment. All losses, damages, costs and expenses that the Administrative Agent or the Lenders may suffer or incur as a result of any voided or otherwise set aside payments shall be specifically covered by the indemnity in favor of the Lenders and the Administrative Agent contained in Section 15.

         SECTION 9   Payments.

         (a)      The Guarantor hereby agrees, in furtherance of the foregoing provisions of this Guaranty and not in limitation of any other right which any Guaranteed Party or any other Person may have against the Guarantor by virtue hereof, upon the failure of the Company to pay any of the Guaranteed Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under §362(a) of the Bankruptcy Code), the Guarantor shall forthwith pay, or cause to be paid, in cash, to the Administrative Agent an amount equal to the amount of the Guaranteed Obligations then due as aforesaid (including interest which, but for the filing of a petition in any Insolvency Proceeding with respect to the Company, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against the Company for such interest in any such Insolvency Proceeding). The Guarantor shall make each payment hereunder, unconditionally in full without set-off, counterclaim or other defense, on the day when due in Dollars, in immediately available funds, to the Administrative Agent at such office of the Administrative Agent and to such account as the Administrative Agent shall specify in writing to the Guarantor.

         (b)      Any and all payments by or on account of any obligation of the Guarantor hereunder or under any Guarantor Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes, provided that if the Guarantor shall be required by applicable law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 9) each of the Guaranteed Parties receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Guarantor shall make such deductions and (iii) the Guarantor shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

         (c)      Without limiting the provisions of subsection (b) above, the Guarantor shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

         (d)      The Guarantor shall indemnify each Guaranteed Party, within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 9) paid by such Guaranteed Party, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Guarantor by any Guaranteed Party, shall be conclusive absent manifest error.

         (e)      As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Guarantor to a Governmental Authority, the Guarantor shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

         (f)      If any Guaranteed Party determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Guarantor or with respect to which the Guarantor has paid additional amounts pursuant to this Section 9, it shall pay to the Guarantor an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Guarantor under this Section 9 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of such Guaranteed Party, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Guarantor, upon the request of such Guaranteed Party, agrees to repay the amount paid over to the Guarantor (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such Guaranteed Party in the event such Guaranteed Party is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require any Guaranteed Party to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Guarantor or any other Person. Upon the request, and at the expense, of the Guarantor, each Guaranteed Party to which the Guarantor is required to pay any additional amount pursuant to this Section 9, and any Participant in respect of whose participation such payment is required, shall reasonably afford the Guarantor the opportunity to contest, and reasonably cooperate with the Guarantor in contesting (whether such contest is before or after the Guarantor has made any payment under this Section 9), the imposition of any Indemnified Tax or Other Tax giving rise to such payment; provided that (i) such Guaranteed Party or Participant shall not be required to afford the Guarantor the opportunity to so contest, or cooperate in any such contest, unless the Guarantor shall have confirmed in writing to such Guaranteed Party or Participant its obligation to pay such amounts pursuant to this Guaranty and (ii) the Guarantor shall reimburse such Guaranteed Party or Participant for its reasonable attorneys’ and accountants’ fees and disbursements incurred in so cooperating with the Guarantor in contesting the imposition of such Indemnified Tax or Other Tax; provided, however, that notwithstanding the foregoing no Guaranteed Party or Participant shall be required to afford the Guarantor the opportunity to contest, or cooperate with the Guarantor in contesting, the imposition of any Indemnified Taxes or Other Taxes, if such Guaranteed Party or Participant in its sole discretion in good faith determines that to do so would have an adverse effect on it or would violate or contravene applicable law.

         (g)      If the Guarantor is required to pay any additional amount to any Guaranteed Party or any Governmental Authority for the account of any Guaranteed Party pursuant to this Section 9, then such Guaranteed Party shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans under the Credit Agreement or to assign its rights and obligations under the Credit Agreement to another of its offices, branches or affiliates, if, in the judgment of such Guaranteed Party, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to this Section 9 in the future, and (ii) would not subject such Guaranteed Party to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Guaranteed Party. The Guarantor hereby agrees to pay all reasonable costs and expenses incurred by any Guaranteed Party in connection with any such designation or assignment.

         (h)      If the Guarantor is required to pay any additional amount to any Guaranteed Party or any Governmental Authority for the account of any Guaranteed Party pursuant to this Section 9, the Guarantor may replace such Guaranteed Party provided that the Company shall have complied with the provisions of Section 10.13 of the Credit Agreement.

         (i)      Any payments by the Guarantor hereunder the application of which is not otherwise provided for herein, shall be applied in the order specified in Section 8.03 of the Credit Agreement.

         (j)      The agreements in this Section 9 shall survive the payment of all Guaranteed Obligations.

SECTION 10   Representations and Warranties. The Guarantor represents and warrants to each Guaranteed Party that:

         (a)      Organization and Powers. The Guarantor is (i) duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (ii) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (A) own its assets and carry on its business and (B) to execute, deliver, and perform its obligations under this Guaranty and the other Guarantor Documents, (iii) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, and (iv) is in compliance with all Laws, except in each case referred to in clause (ii)(A), clause (iii) or clause (iv), to the extent that failure to do so individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.

         (b)      Authorization; No Conflict. The execution, delivery and performance by the Guarantor of this Guaranty and any other Guarantor Documents have been duly authorized by all necessary corporate or other organizational action, and do not and will not (i) contravene the terms of any of the Guarantor’s Organization Documents; (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under, any Contractual Obligation to which the Guarantor is a party or any order, injunction, writ or decree of any Governmental Authority or arbitral award to which the Guarantor or its property is subject; or (iii) violate any Law applicable to the Guarantor.

         (c)      Binding Obligation. This Guaranty has been, and the other Guarantor Documents, when executed and delivered by the Guarantor, will have been, duly executed and delivered by the Guarantor. This Guaranty constitutes, and each other Guarantor Document when so executed and delivered will constitute, a legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

         (d)      Governmental Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Guarantor of this Guaranty or any other Guarantor Documents.

         (e)      No Prior Assignment. The Guarantor has not previously assigned any interest in the Subordinated Debt or any collateral relating thereto, no Person other than the Guarantor owns an interest in any of the Subordinated Debt or any such collateral (whether as joint holders of the Subordinated Debt, participants or otherwise), and the entire Subordinated Debt is owing only to the Guarantor.

         (f)      Solvency. Immediately prior to and after and giving effect to the incurrence of the Guarantor’s obligations under this Guaranty the Guarantor is and will be Solvent.

         (g)      Consideration. The Guarantor has received sufficient consideration to support its obligations hereunder in respect of the Guaranteed Obligations.

         (h)      Independent Investigation. The Guarantor hereby acknowledges that it has undertaken its own independent investigation of the financial condition of the Company and all other matters pertaining to this Guaranty and further acknowledges that it is not relying in any manner upon any representation or statement of any Guaranteed Party with respect thereto. The Guarantor represents and warrants that it has received and reviewed copies of the Loan Documents and that it is in a position to obtain, and it hereby assumes full responsibility for obtaining, any additional information concerning the financial condition of the Company and any other matters pertinent hereto that the Guarantor may desire. The Guarantor is not relying upon or expecting any Guaranteed Party to furnish to the Guarantor any information now or hereafter in any Guaranteed Party’s possession concerning the financial condition of the Company or any other matter.

         SECTION 11  Reporting Covenant. So long as any Guaranteed Obligations shall remain unsatisfied or any Lender shall have any Commitment, the Guarantor agrees that it shall furnish to the Administrative Agent such information respecting the operations, properties, business or condition (financial or otherwise) of the Guarantor or its Subsidiaries as the Administrative Agent, at the request of any Guaranteed Party, may from time to time reasonably request.

         SECTION 12   Additional Covenants. So long as any Guaranteed Obligations shall remain unsatisfied or any Guaranteed Party shall have any Commitment, the Guarantor agrees that:

         (a)      Preservation of Existence, Etc. The Guarantor shall (a) preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization, except in a transaction permitted by Section 7.04 or 7.05 of the Credit Agreement; and (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.

         (b)      Further Assurances and Additional Acts. The Guarantor shall execute, acknowledge, deliver, file, notarize and register at its own expense all such further agreements, instruments, certificates, documents and assurances and perform such acts as the Administrative Agent or the Required Lenders shall deem reasonably necessary or appropriate to effectuate the purposes of this Guaranty and the other Guarantor Documents, and promptly provide the Administrative Agent with evidence of the foregoing satisfactory in form and substance to the Administrative Agent and the Required Lenders.

         (c)      Credit Agreement Covenants. The Guarantor shall observe, perform and comply with all covenants applicable to the Guarantor set forth in Articles VI and VII of the Credit Agreement, which by their terms the Company is required to cause the Guarantor to observe, perform and comply with, as if such covenants were set forth in full herein.

         SECTION 13   Notices. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission) and mailed, faxed, emailed (subject to the provisions of this Section 13) or delivered, in the case of the Guarantor, to the address or facsimile number or email address specified on the signature page hereof, and in the case of any Guaranteed Party, to the address or facsimile number or email address specified in the Credit Agreements, or to such other address, facsimile number or email address as shall be designated by such party in a notice to the other parties. Notices and other communications to any Guaranteed Party or the Administrative Agent hereunder may be delivered or furnished by electronic communication (including e mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent or such Guaranteed Party, provided that approval of such procedures may be limited to particular notices or communications. Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

         SECTION 14   No Waiver; Cumulative Remedies. No failure by any Guaranteed Party to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Guarantor Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein or therein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

       SECTION 15   Costs and Expenses; Indemnification.

         (a)      Costs and Expenses. The Guarantor shall pay (i) all reasonable out of pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the preparation, negotiation, execution, delivery and administration of this Guaranty and the other Guarantor Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all out-of-pocket expenses incurred by any Guaranteed Party (including the charges and disbursements of any counsel for any such Guaranteed Party), and shall pay all fees and time charges for attorneys who may be employees of a Guaranteed Party, in connection with the enforcement or protection of its rights in connection with this Guaranty and the other Guarantor Documents, including its rights under this Section 15, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of the Guaranteed Obligations.

         (b)      Interest. Any amounts payable to any Guaranteed Party or other Persons entitled thereto by the Guarantor under this Section 15 or otherwise under this Guaranty if not paid when due shall bear interest from such due date until paid in full, at a fluctuating interest rate per annum at all times equal to the Default Rate applicable to Base Rate Loans to the fullest extent permitted by applicable Law. Any such interest shall be due and payable upon demand and shall be calculated on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed.

         (c)      Payment. All amounts due under this Section 15 shall be payable within ten Business Days after demand therefor.

         (d)      Survival. The agreements in this Section 15 shall survive the termination of the Commitments and repayment of all Guaranteed Obligations.

         SECTION 16   Right of Set-Off. If an Event of Default shall have occurred and be continuing, each Guaranteed Party and each Depositary Bank Affiliate of such Guaranteed Party is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Guaranteed Party or any Depositary Bank Affiliate of such Guaranteed Party to or for the credit or the account of the Guarantor against any and all of the obligations of the Guarantor, including without limitation, the Guaranteed Obligations, now or hereafter existing under this Guaranty or any other Loan Document to such Guaranteed Party, irrespective of whether or not such Guaranteed Party shall have made any demand under this Guaranty or any other Loan Document and although such obligations of the Guarantor may be contingent or unmatured or are owed to a branch or office of such Guaranteed Party different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Guaranteed Party and each Depositary Bank Affiliate of such Guaranteed Party under this Section are in addition to other rights and remedies (including other rights of setoff) that such Guaranteed Party or any Depositary Bank Affiliate of such Guaranteed Party may have. Each Guaranteed Party agrees to notify the Guarantor and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

         SECTION 17   Marshalling; Payments Set Aside. Neither the Administrative Agent nor any Guaranteed Party shall be under any obligation to marshal any assets in favor of the Guarantor or any other Person or against or in payment of any or all of the Guaranteed Obligations. To the extent that the Guarantor makes a payment to any Guaranteed Party, or any Guaranteed Party exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by any Guaranteed Party in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each of the Lenders severally agrees (by its acceptance hereof) to pay to the Administrative Agent upon demand its pro rata share of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.

         SECTION 18   Benefits of Guaranty. This Guaranty is entered into for the sole protection and benefit of the Administrative Agent and each other Guaranteed Party and their respective successors and assigns, and no other Person (other than any Indemnitee specified herein) shall be a direct or indirect beneficiary of, or shall have any direct or indirect cause of action or claim in connection with, this Guaranty. The Guaranteed Parties, by their acceptance of this Guaranty, shall not have any obligations under this Guaranty to any Person other than the Guarantor, and such obligations shall be limited to those expressly stated herein.

       SECTION 19   Binding Effect; Assignment.

         (a)      Binding Effect. This Guaranty shall be binding upon the Guarantor and its successors and assigns, and inure to the benefit of and be enforceable by the Administrative Agent and each other Guaranteed Party and their respective successors, endorsees, transferees and assigns.

         (b)      Assignment. Except to the extent otherwise provided in the Credit Agreement, the Guarantor shall not have the right to assign or transfer its rights and obligations hereunder or under any other Guarantor Documents without the prior written consent of the Required Lenders. Each Lender may, without notice to or consent by the Guarantor, sell, assign, transfer or grant participations in all or any portion of such Lender’s rights and obligations hereunder and under the other Guarantor Documents in connection with any sale, assignment, transfer or grant of a participation by such Lender in accordance with Section 10.06 of the Credit Agreement of or in its rights and obligations thereunder and under the other Loan Documents. In the event of any grant of a participation, the participant (A) shall be deemed to have a right of setoff under Section 16 in respect of its participation to the same extent as if it were such “Guaranteed Party;” and (B) shall also be entitled to the benefits of Section 15.

       SECTION 20   Governing Law and Jurisdiction.

         (a)      THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT THE ADMINISTRATIVE AGENT AND EACH OTHER GUARANTEED PARTY SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

         (b)      ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY OR ANY OTHER GUARANTOR DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN THE CITY OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS GUARANTY, THE GUARANTOR CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. THE GUARANTOR IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS GUARANTY OR ANY OTHER GUARANTOR DOCUMENT. THE GUARANTOR WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

         (c)      The Guarantor hereby irrevocably appoints the Company, with an office as listed in Section 10.02 of the Credit Agreement, as its authorized agent (in such capacity, the “Process Agent”) with all powers necessary to receive on its behalf service of copies of the summons and complaint and any other process which may be served in any action or proceeding arising out of or relating to this Guaranty and the other Guarantor Documents in any of the courts in and of the State of New York. Such service may be made by mailing or delivering a copy of such process to the Guarantor in care of the Process Agent at the Process Agent’s address and the Guarantor hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf and agrees that the failure of the Process Agent to give any notice of any such service to the Guarantor shall not impair or affect the validity of such service or of any judgment rendered in any action or proceeding based thereon. As an alternative method of service, the Guarantor also irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to the Guarantor at its address specified on the signature page hereof. If for any reason the Company shall cease to act as Process Agent, the Guarantor shall appoint forthwith, in the manner provided for herein, a successor Process Agent qualified to act as an agent for service of process with respect to all courts in and of the State of New York and acceptable to the Administrative Agent.

         (d)      Nothing in this Section 20 shall affect the right of the Guaranteed Parties to serve legal process in any other manner permitted by law or limit the right of the Guaranteed Parties to bring any action or proceeding against the Guarantor or its property in the courts of other jurisdictions.

         SECTION 21   Waiver of Jury Trial. THE GUARANTOR AND EACH GUARANTEED PARTY (BY ITS ACCEPTANCE HEREOF) HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THE GUARANTOR DOCUMENTS OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES OR ANY OF THEM WITH RESPECT TO THE GUARANTOR DOCUMENTS, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND THE GUARANTOR AND EACH GUARANTEED PARTY (BY ITS ACCEPTANCE HEREOF) HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

         SECTION 22   Entire Agreement; Amendments and Waivers.. This Guaranty together with the other Guarantor Documents embodies the entire agreement of the Guarantor with respect to the matters set forth herein and supersedes all prior or contemporaneous agreements and understandings of the Guarantor, verbal or written, relating to the subject matter hereof and thereof and shall not be amended except by written agreement of the Guarantor, the Administrative Agent and the Required Lenders. No waiver of any rights of the Guaranteed Parties under any provision of this Guaranty or consent to any departure by the Guarantor therefrom shall be effective unless in writing and signed by the Administrative Agent  and the Required Lenders, or the Administrative Agent (with the written consent of the Required Lenders). Any such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         SECTION 23   Severability. If any provision of this Guaranty or the other Guarantor Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Guaranty and the other Guarantor Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

[Signature page follows.]

         IN WITNESS WHEREOF, the Guarantor has executed this Guaranty, as of the date first above written.

STORAGETEK HOLDING CORPORATION

By    /s/ MARK D. MCGREGOR
        ————————————————
       Name:    Mark D. McGregor
       Title:      Vice President, Treasurer

Address for Notices:

StorageTek Holding Corporation
c/o Storage Technology Corporation
One StorageTek Drive Louisville, CO 80028-4302
Attention: Assistant Treasurer
Telephone: (303) 661 2676
Facsimile: (303) 673 2837
Website: www.storagetek.com

With a copy to:

StorageTek Holding Corporation
c/o Storage Technology Corporation
One StorageTek Drive
Louisville, CO 80028-4302
Attention: General Counsel
Telephone: (303) 673-5151
Facsimile: (303) 673-4151